Exhibit 99.1
Backblaze Announces Fourth Quarter and Full Year 2022 Financial Results

44% Revenue Growth in B2 Cloud Storage, 23% Revenue Growth Overall in Q4 2022

San Mateo, CA (February 15, 2023)—Backblaze, Inc. (Nasdaq: BLZE), a leading specialized storage cloud platform, today announced results for its fourth quarter and year ended December 31, 2022.

“We were pleased to finish 2022 with strong Q4 overall revenue growth of 23% driven by an increasing proportion of our B2 Cloud Storage service, which grew 44% in Q4,” said Gleb Budman, CEO of Backblaze. “We are excited as we begin 2023 as we see the opportunity to help more small and large businesses reduce the cost of their cloud infrastructure," continued Mr. Budman. “Given the uncertain macroeconomic environment, businesses have even more reason to seek cost savings with best-of-breed cloud services — and Backblaze provides them a solution with B2 Cloud Storage, which is 1/5th the price of traditional cloud storage providers such as Amazon S3. Further, B2 is very easy to use, saving users up to 90% of the time it takes to manage traditional cloud services.”

“Turning to our own financial picture, as we continue to grow revenue, we’re moderating expense growth and are targeting to approach adjusted EBITDA breakeven in Q4 of this year,” continued Mr. Budman.

Fourth Quarter 2022 Financial Highlights:

•Revenue of $22.9 million, an increase of 23% year-over-year (YoY).
▪B2 Cloud Storage revenue was $9.5 million, an increase of 44% YoY.
▪Computer Backup revenue was $13.3 million, an increase of 11% YoY.
•Gross profit of $11.7 million, or 51% of revenue, compared to $9.8 million or 53% of revenue, in Q4 2021.
•Adjusted gross profit of $17.3 million, or 75% of revenue, compared to $14.1 million or 75% of revenue in Q4 2021.
•Net loss was $14.8 million compared to a net loss of $9.6 million in Q4 2021.
•Net loss per share was $0.45 compared to a net loss per share of $0.38 in Q4 2021.
•Adjusted EBITDA was $(2.5) million, or (11)% of revenue, compared to $(1.3) million or (7)% of revenue in Q4 2021.
•Non-GAAP net loss of $9.0 million compared to non-GAAP net loss of $6.5 million in 2021.
•Non-GAAP net loss per share of $0.27 compared to a non-GAAP net loss per share of $0.26 in 2021.
•Cash, short-term investments and restricted cash, non-current totaled $69.7 million as of December 31, 2022.

Full-Year 2022 Financial Highlights:

•Revenue of $85.2 million, an increase of 26% YoY.
▪B2 Cloud Storage revenue was $33.0 million, an increase of 46% YoY.
▪Computer Backup revenue was $51.4 million, an increase of 17% YoY.
•Gross profit of $43.9 million, or 52% of revenue, compared to $34.3 million or 51% of revenue, in 2021.
•Adjusted gross profit of $64.6 million, or 76% of revenue, compared to $50.5 million or 75% of revenue in 2021.
•Net loss was $51.7 million compared to $21.7 million in 2021.
•Net loss per share was $1.63 compared to $1.07 in 2021.
•Adjusted EBITDA was $(9.4) million, or (11)% of revenue, compared to $3.2 million and 5% of revenue in 2021.
•Non-GAAP net loss of $32.8 million compared to non-GAAP net loss of $16.9 million in 2021.
•Non-GAAP net loss per share of $1.04 compared to a non-GAAP net loss per share of $0.83 in 2021.

Fourth Quarter 2022 Operational Highlights:

•Annual recurring revenue (ARR) was $92.0 million, an increase of 22% YoY.
▪B2 Cloud Storage ARR was $38.6 million, an increase of 44% YoY.
▪Computer Backup ARR was $53.4 million, an increase of 10% YoY.
•Net revenue retention (NRR) rate was 113% compared to 111% in Q4 20211.
▪B2 Cloud Storage NRR was 122% compared to 132% in Q4 20211.
▪Computer Backup NRR was 108% compared to 102% in Q4 20211.
•Gross customer retention rate was 91% compared to 91% in Q4 2021.
▪B2 Cloud Storage gross customer retention rate was 90% compared to 89% in Q4 2021.
▪Computer Backup gross customer retention rate was 90% compared to 91% in Q4 2021.
•Number of customers was 506,456 versus 493,023 in Q4 20211.
▪B2 Cloud Storage number of customers was 86,874 versus 74,349 in Q4 20211.
▪Computer Backup number of customers was 436,080 versus 433,079 in Q4 20211.
•Total Annual Average Revenue Per Customer (ARPU) was $181 versus $153 in Q4 2021.1
▪B2 Cloud Storage ARPU was $437 versus $360 in Q4 2021.1
▪Computer Backup ARPU was $124 versus $113 in Q4 2021.1

Recent Business Highlights

•Partnership announcements:
◦Commvault: Backup and data services platform provider
◦Telestream: Media workflow all-in-one provider
•B2 Reserve: Continued momentum with revenue growth of 184% QoQ
•Developers / Application Storage: Held annual Technology Day; 60% increase in attendance YoY
•Self-Serve funnel optimization: Began website optimization effort; B2 Cloud Storage self-serve paid new accounts in January 2023 were the highest monthly additions in a year
•New U.S. East Data Region: Launched new data region, giving customers greater geographic choice for where they store their data and a new location for cloud replication
•Backblaze Mobile Client: Launched Version 6.0 with updated UI, file viewing and previewing functionality, and performance improvements

Financial Outlook

Based on information available as of February 15, 2023,

For the first quarter of 2023 we expect:

•Revenue between $23.1 million to $23.5 million.
•Adjusted EBITDA margin between (15)% to (11)%.
•Basic shares outstanding of 33.5 to 35.5 million shares.

For full-year 2023 we expect:

•Revenue between $98 million to $102 million.
•Adjusted EBITDA margin between (10)% to (6)%.

[1] The calculation methodology for the NRR and number of customers metrics presented has been refined to include customers that we invoice and with whom we have active paying licenses. Corresponding NRR and number of customer metrics as of March, June, and September 2022 will be provided in our Form 10-K filing for the fiscal year ended December 31, 2022.

Conference Call Information:

Backblaze will host a conference call today, February 15, 2023, at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/4rfob48g
Register to listen by phone here: https://dpregister.com/sreg/10174546/f58a903064

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over two billion gigabytes of data storage under management, the company currently works with over 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers; continued growth consistent with historical levels; ability to offer new features on a timely basis; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; retention of key employees; the impact of COVID-19 and its variants on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, updates reflected in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax provision, unrealized loss on SAFE, gain on extinguishment of debt and SAFE holder settlement. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Number of Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, which makes up substantially all of our user base.

Annual Average Revenue Per User

We define annual average revenue per user (Annual ARPU) as the annualized value for the average revenue per customer. Annual ARPU is calculated by dividing our revenue for the last month of a period by the total number of customers as of the last day of the same period, and then multiplying the resulting quotient by 12. Our annual average revenue per user for Computer Backup and B2 Cloud Storage is calculated in the same manner based on the revenue and number of customers from our Computer Backup and B2 Cloud Storage solutions, respectively.

Investors Contact

James Kisner, CFA
Vice President, Investor Relations and Financial Planning
ir@backblaze.com

Press Contact

Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,690	$104,843
Accounts receivable, net	856	309
Short-term investments	58,733	—
Prepaid expenses and other current assets	6,575	5,930
Total current assets	72,854	111,082
Restricted cash, non-current	4,306	—
Property and equipment, net	49,375	43,068
Operating lease right-of-use assets	6,881	—
Capitalized software, net	16,704	7,637
Other assets	793	1,794
Total assets	$150,913	$163,581
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,901	$2,075
Accrued expenses and other current liabilities	8,063	7,620
Finance lease liabilities and lease financing obligations, current	17,959	13,645
Operating lease liabilities, current	2,084	—
Deferred revenue, current	22,912	21,722
Total current liabilities	54,919	45,062
Finance lease liabilities and lease financing obligations, non-current	15,487	19,603
Operating lease liabilities, non-current	5,032	—
Deferred revenue, non-current	2,612	3,132
Other long-term liabilities	—	298
Debt facility, non-current	4,305	—
Total liabilities	$82,355	$68,095
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 16,198,333 and 8,227,992 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	2	1
Class B common stock, $0.0001 par value as of December 31, 2022 and 2021, respectively; 37,000,000 shares authorized as of December 31, 2022 and 2021, respectively; 17,195,404 and 22,156,842 shares issued and outstanding as of December 31, 2022 and 2021, respectively.	2	2
Additional paid-in capital	156,595	131,826
Accumulated deficit	(88,041)	(36,343)
Total stockholders’ equity	68,558	95,486
Total liabilities and stockholders’ equity	$150,913	$163,581

BACKBLAZE, INC.
STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue	$22,926	$18,697	$85,155	$67,479
Cost of revenue	11,219	8,863	41,292	33,138
Gross profit	11,707	9,834	43,863	34,341
Operating expenses:
Research and development	8,614	6,222	33,107	20,536
Sales and marketing	9,274	6,549	35,399	19,698
General and administrative	7,664	4,640	23,770	12,901
Total operating expenses	25,552	17,411	92,276	53,135
Loss from operations	(13,845)	(7,577)	(48,413)	(18,794)
Investment income	560	—	965	—
Interest expense, net	(1,478)	(991)	(4,289)	(3,677)
Gain on extinguishment of debt	—	—	—	2,299
Realized loss on SAFE	—	(1,077)	—	(1,436)
Loss before provision for income taxes	(14,763)	(9,645)	(51,737)	(21,608)
Income tax provision (benefit)	30	(40)	(39)	96
Net loss	$(14,793)	$(9,605)	$(51,698)	$(21,704)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.45)	$(0.38)	$(1.63)	$(1.07)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	32,900,390	25,005,483	31,662,301	20,345,655

BACKBLAZE, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(51,698)	$(21,704)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on extinguishment of Paycheck Protection Program (“PPP”) loan	—	(2,299)
Net accretion of discount on investment securities	(863)	—
Realized loss and interest expense on SAFE	—	1,566
Noncash lease expense on operating leases	2,457	—
Depreciation and amortization	20,151	16,322
Stock-based compensation	17,349	5,629
Loss (gain) on disposal of assets and other adjustments	37	(4)
Changes in operating assets and liabilities:
Accounts receivable	(547)	(100)
Prepaid expenses and other current assets	(379)	(3,131)
Other assets	1,001	(541)
Accounts payable	1,067	502
Accrued expenses and other current liabilities	(953)	2,311
Deferred revenue	670	5,464
Operating lease liabilities	(2,004)	—
Other long-term liabilities	(69)	(495)
Net cash provided by operating activities	(13,781)	3,520
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(145,871)	—
Maturities of marketable securities	88,000	—
Purchases of property and equipment, net	(7,349)	(7,562)
Capitalized software costs	(8,634)	(3,628)
Net cash used in investing activities	(73,854)	(11,190)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease and lease financing obligations	(16,492)	(12,153)
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	—	106,950
Payments of deferred offering costs	(658)	(2,977)
Proceeds from debt facility	4,305	3,500
Repayment of debt facility	—	(3,500)
Proceeds from SAFE	—	10,000
Proceeds from lease financing obligations	—	4,308
Employee payroll taxes paid related to net settlement of equity awards	(130)	—
Proceeds from exercises of stock options	4,252	478
Proceeds from employee stock purchase plan	2,511	—
Net cash provided by (used in) financing activities	(6,212)	106,606
Net increase (decrease) in cash, restricted cash and restricted cash, non-current	(93,847)	98,936
Cash and restricted cash at beginning of period	105,012	6,076
Cash, restricted cash and restricted cash, non-current at end of period	$11,165	$105,012
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,776	$3,526
Cash paid for income taxes	$31	$14
Cash paid for operating lease liabilities	$2,838	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized software	$2,674	$433
Accrued bonus classified as stock-based compensation	$2,042	$—

Equipment acquired through finance lease and lease financing obligations	$17,037	$16,499
Accruals related to purchases of property and equipment	$158	$164
Lease liabilities arising from right-of-us assets upon adoption of ASC 842	$5,220	$—
Proceeds from stock option exercises pending settlement	$155	$—
Settlement of SAFE notes	$—	$11,566
Extinguishment of PPP loan	$—	$2,299
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash	$6,690	$104,843
Restricted cash – included in prepaid expenses and other current assets	$169	$169
Restricted cash, non-current	$4,306	$—
Total cash, cash equivalents and restricted cash	$11,165	$105,012

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Gross profit	$11,707	$9,834	$43,863	$34,341
Adjustments:
Stock-based compensation	290	176	1,267	509
Depreciation and amortization	5,309	4,105	19,487	15,684
Adjusted gross profit	17,306	14,115	64,617	50,534
Gross margin	51%	53%	52%	51%
Adjusted gross margin	75%	75%	76%	75%

Adjusted EBITDA

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net loss	$(14,793)	$(9,605)	$(51,698)	$(21,704)
Adjustments:
Depreciation and amortization	5,462	4,280	20,151	16,322
Stock-based compensation	4,338	2,018	17,349	5,629
Interest expense, net and investment income	918	991	3,324	3,677
Income tax provision (benefit)	30	(40)	(39)	96
Realized loss on SAFE	—	1,077	—	1,436
Gain on extinguishment of debt	—	—	—	(2,299)
SAFE holder settlement	1,500	—	1,500	—
Adjusted EBITDA	$(2,545)	$(1,279)	$(9,413)	$3,157
Adjusted EBITDA Margin	(11)%	(7)%	(11)%	5%

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands, except share and per share data)

Non-GAAP Net Loss

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Net loss	$(14,793)	$(9,605)	$(51,698)	$(21,704)
Adjustments:
Stock-based compensation	4,338	2,018	17,349	5,629
Realized loss on SAFE	—	1,077	—	1,436
Gain on extinguishment of debt	—	—	—	(2,299)
SAFE holder settlement	1,500	—	1,500	—
Non-GAAP net loss	$(8,955)	$(6,510)	$(32,849)	$(16,938)
Non-GAAP net loss per share, basic and diluted	$(0.27)	$(0.26)	$(1.04)	$(0.83)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	32,900,390	25,005,483	31,662,301	20,345,655

Stock-based Compensation

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Cost of revenue	$290	$176	$1,267	$509
Research and development	1,632	752	6,698	2,129
Sales and marketing	1,454	595	5,360	1,652
General and administrative	962	495	4,024	1,339
Total stock-based compensation expense	$4,338	$2,018	$17,349	$5,629